Exhibit 10.1
SATISFACTION, WAIVER AND RELEASE AGREEMENT
     THIS SATISFACTION, WAIVER AND RELEASE AGREEMENT (this “Agreement”) is entered into as of April 17, 2008, by and among Abbott Laboratories, an Illinois corporation (“Abbott”), and ImaRx Therapeutics, Inc., a Delaware corporation (“ImaRx”).
     WHEREAS, Abbott and ImaRx are parties to that certain Asset Purchase Agreement dated as of April 10, 2006 (as amended, the “Purchase Agreement”);
     WHEREAS, upon consummation of the transactions contemplated by the Purchase Agreement, ImaRx issued to Abbott a Secured Promissory Note, dated April 25, 2006, in the principal amount of $15,000,000 (the “Note”);
     WHEREAS, Abbott and ImaRx are parties to that certain Security Agreement, dated as of April 25, 2006 (the “Security Agreement”), pursuant to which the satisfaction of the Obligations (as such term is defined in the Note) is secured by a continuing, first priority security interest in the Collateral (as such term is defined in the Security Agreement);
     WHEREAS, Abbott, ImaRx and LaSalle Bank National Association, a national banking association (the “Escrow Agent”), are parties to that certain Escrow Agreement, dated as of April 25, 2006 (the “Escrow Agreement”), pursuant to which ImaRx deposited certain funds into an escrow account maintained by the Escrow Agent;
     WHEREAS, Abbott, ImaRx and the Escrow Agent, are parties to that certain Note Extension and Amendment Agreement, dated as of October 25, 2007;
     WHEREAS, on March 31, 2008 and April 1, 2008, the Escrow Agent paid to Abbott the current balance of the Escrow Fund (as such term is defined in the Escrow Agreement);
     WHEREAS, pursuant to the terms of that certain Master Project Agreement, dated as of December 15, 2005, by and between Fisher BioServices Inc. (“Fisher”) and ImaRx (the “Fisher Agreement”), Fisher stores certain cell banks and recombinants that are currently owned by Abbott (the “Samples”); and
     WHEREAS, Abbott and ImaRx desire to (1) satisfy ImaRx’s obligations under the Note, (2) terminate the Note and the Security Agreement and (3) mutually waive and release certain rights and obligations, in each case in accordance with and subject to the terms of this Agreement.
     NOW, THEREFORE, in consideration of the foregoing, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree as follows:

     1. Payment; Fisher Fees. Upon execution of this Agreement, ImaRx shall pay $5,177,609 (the “Repayment Amount”) to Abbott via wire transfer of immediately available funds to the account listed on Exhibit A hereto. Furthermore, ImaRx shall be responsible for, and immediately after the execution of this Agreement, promptly pay all amounts due under the Fisher Agreement that relate to the storage of the Samples through February 29, 2008 (the “Fisher Fees”).
     2. Satisfaction. Effective upon Abbott’s receipt of the Repayment Amount and ImaRx’s payment of the Fisher Fees, (a) the Obligations shall be deemed to be indefeasibly paid in full by ImaRx, (b) the Note shall be cancelled and returned to ImaRx and (c) the Security Agreement and the Escrow Agreement shall be terminated.
     3. Waiver and Release. Effective upon Abbott’s receipt of the Repayment Amount and ImaRx’s payment of the Fisher Fees, each of ImaRx and Abbott hereby indefeasibly (a) waive its rights under the Escrow Agreement, the Note, the Security Agreement, the Purchase Agreement (including, without limitation, those arising under Section 9.5 thereof) and the transactions contemplated by any of the foregoing, regardless of when such rights arose or may arise (b) release the other party, and its parent, affiliates and subsidiaries, together with all of their directors, officers, employees, representatives and agents, from and against any and all causes of action, claims, demands, actions, suits, costs, liabilities, damages, and fees (including attorney fees) however denominated, brought against any of them or all of them arising out of or related to the Escrow Agreement, the Note, the Security Agreement, the Purchase Agreement (including, without limitation, those arising under Section 9.5 thereof) and all transactions contemplated by any of the foregoing (“Released Claims”), regardless of when any Released Claim arose or may arise; provided, however, that the waiver and release contained in Section 3 of this Agreement shall not apply to, and “Released Claims” shall not include, the rights and obligations arising under Sections 9.2, 9.3, 9.4, 10.2, 10.5 and Article 12 of the Purchase Agreement. Notwithstanding the foregoing, the Assignment and Assumption Agreement, the Intellectual Property Transfer Agreement and the Inventory Trademark Licensing Agreement (as each such term is defined in the Purchase Agreement) remain in full force and effect in accordance with their respective terms.
     4. Release of Security Interest. After receiving the Repayment Amount and confirmation that the Fisher Fees have been paid, Abbott shall execute and deliver to ImaRx all deeds, assignments and other instruments, and will take such other actions, as may be reasonably requested by ImaRx, which request must be received by Abbott within 30 days of the date hereof, in order to re-vest in ImaRx full title to the Collateral; provided, however, that the costs and expenses of preparing or filing any of the foregoing shall be borne exclusively by ImaRx. Additionally, after receiving the Repayment Amount and confirmation that the Fisher Fees have been paid, ImaRx is authorized to file, at its sole cost and expense, any termination statement under the Uniform Commercial Code in effect in any jurisdiction to terminate financing statements that evidence the security interest in the Collateral created by the Security Agreement and the Note.

     5. Solvency. Immediately after giving effect to the transactions contemplated by this Agreement, including the payment of funds to Abbott and Fisher pursuant to Section 1 hereof, (a) the amount of the fair saleable value of ImaRx’s assets on a going concern basis will, exceed (i) the value of all its liabilities, including contingent and other liabilities as of such time and (ii) the amount that will be required to pay its probable liabilities on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) ImaRx will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date and (c) ImaRx will be able to pay its liabilities, including contingent and other liabilities, as they mature.
     6. Modification. This Agreement may not be altered, amended or modified in any way, except as specifically provided in writing signed by the parties hereto.
     7. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, excluding that body of law related to conflict of laws and choice of law.
     8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. Each party acknowledges that an original signature or a copy thereof transmitted by facsimile shall constitute an original signature for purposes of this Agreement.
     IN WITNESS WHEREOF, this Agreement is executed by the undersigned parties as of the date first written above.
ABBOTT LABORATORIES

By:	/s/ Sean Murphy
Name:	Sean Murphy
Title:	V.P. Licensing & New Business Development
Date:	17 April 2008

IMARX THERAPEUTICS, INC.

By:	/s/ Greg Cobb

Name:	Greg Cobb
Title:	Chief Financial Officer
Date:	17 April 2008